Exhibit 16.1

S.R. Batliboi & Associates
Chartered Accountants

December 16, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by eFunds Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated December 11, 2003. We agree with the statement concerning our Firm in such Form 8-K.

Very truly yours,

/s/ S.R. Batliboi & Associates

SR Batliboi & Associates